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                                                                     Exhibit (j)


Consent of Independent Registered Public Accounting Firm

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The board and shareholders
RiverSource High Yield Income Series, Inc.:
         RiverSource High Yield Bond Fund

We consent to the use of our report included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.

                                                      /s/     KPMG LLP
                                                              KPMG LLP


Minneapolis, Minnesota
July 26, 2007